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                                                                    EXHIBIT 23.1

                     [Letterhead of Rogoff & Company, P.C.]







                        Consent of Independent Auditors



We hereby consent to the use in this Pre-Effective Amendment to Registration of Securities by a Small-Business Issuer (Form SB-2/A) of our report dated November 6, 2001 relating to the audited financial statements of Hosting Site Network, Inc. for the year ended September 30, 2001 which appear in such Form SB-2/A. We also consent to the reference to us under the headings "Experts" in such Form SB-2/A.

                                   /s/ Rogoff & Company, P.C.

New York, New York
December 20, 2001